UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            -------------------------
                                    FORM 8-K
                            -------------------------
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 17, 1997

                             CARRIAGE SERVICES, INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                    1-11961                    76-0423828
(State of Incorporation)    (Commission File Number)       (I.R.S. Employer
                                                         Identification No.)

  1300 POST OAK BLVD., SUITE 1500, HOUSTON, TX                  77056
   (Address of principal executive offices)                  (Zip Code)

                                 (281) 556-7400
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

   On June 17, 1997, Carriage Services, Inc. (the "Company"), through its wholly owned subsidiary, acquired all of the outstanding shares of common stock of Redgate Funeral Service Corporation. Redgate Funeral Service Corporation operates two funeral homes in Connecticut. This acquisition is referred to as the "Acquired Business." Total consideration for the acquisition consisted of cash of approximately $2.3 million and deferred purchase price of approximately $200,000. The consideration was determined through negotiations between the Company and representatives of the Acquired Business. In connection with this acquisition, the Company entered into customary employment, consulting and non-compete agreements with certain key employees and the former owner of the Acquired Business. The acquisition will be accounted for under the purchase method of accounting for financial reporting purposes.

   The Company is not aware of any pre-existing material relationships between
(i) the Acquired Business or its shareholder, on the one hand, and (ii) the Company, any of the Company's affiliates, directors and officers or any associate of such directors and officers, on the other.

   The Company also completed the acquisition of several other businesses (the "Other Acquisitions") since January 1, 1997. None of the Other Acquisitions (other than ones previously filed on Form 8-K) is believed to be individually material to the results of operations or financial condition of the Company. However, the acquisition of the Acquired Business requires the filing of financial statements and pro forma financial information pursuant to Rules 3-05(b)(1)(I) and 11-01(C) of Regulation S-X to the extent such businesses would collectively constitute a "significant subsidiary" under such Rules.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a) FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED

        REDGATE FUNERAL SERVICE CORPORATION                               PAGE
         Auditor's Report ................................................ 11
         Balance Sheet as of December 31, 1996............................ 12
         Statement of Income for the Year Ended December 31, 1996......... 13
         Statement of Cash Flows for the Year Ended December 31, 1996..... 14
         Notes to Financial Statements.................................... 15

    (b) PRO FORMA FINANCIAL INFORMATION

        CARRIAGE SERVICES, INC.
         Unaudited Pro Forma Consolidated Balance Sheet -March 31, 1997.. 6 Unaudited Pro Forma Consolidated Statement of
          Operations - Three Months Ended March 31, 1997.................  7

         Unaudited Pro Forma  Consolidated  Statement of
          Operations - Year Ended December 31, 1996......................  8

         Notes to Unaudited Pro Forma Consolidated Financial Statements..  9


    (c)  EXHIBITS

         None

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                   CARRIAGE SERVICES, INC.

Dated: March 18, 1998                        By:   /s/ THOMAS C. LIVENGOOD
                                                   Thomas C. Livengood
                                                   Executive Vice President and
                                                   Chief Financial Officer

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

   On June 17, 1997, Carriage Services, Inc. (the "Company"), through its wholly owned subsidiary, acquired all of the oustanding shares of common stock of Redgate Funeral Service Corporation. Redgate Funeral Service Corporation operates two funeral homes in Connecticut. This acquisition is referred to as the "Acquired Business." Total consideration for the acquisition consisted of cash of approximately $2.3 million and deferred purchase price of approximately $200,000. The consideration was determined through negotiations between the Company and representatives of the Acquired Business. In connection with this acquisition, the Company entered into customary employment, consulting and non-compete agreements with certain employees and former owners of the Acquired Business. The acquisition will be accounted for under the purchase method of accounting for financial reporting purposes.

   The accompanying Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1997 includes the accounts of the Company and reflects the Redgate acquisition as if such acquisition had occurred on March 31, 1997. The accompanying Unaudited Pro Forma Consolidated Statements of Operations for the three months ended March 31, 1997 and the year ended December 31, 1996 include the accounts of the Company and reflects the Redgate acquisition as if such acquisition had been completed as of the beginning of each of the respective periods. The accompanying Unaudited Pro Forma Consolidated Financial Statements do not include the pro forma results of other businesses acquired by the Company since January 1, 1997. The accompanying Unaudited Pro Forma Consolidated Financial Statements have been prepared based upon certain assumptions and included adjustments as detailed in the Notes to Unaudited Pro Forma Consolidated Financial Statements. The estimated fair market values reflected in the Unaudited Pro Forma Consolidated Financial Statements are based on preliminary estimates and assumptions and are subject to revision as more information regarding asset and liability valuations becomes available. In management's opinion, the preliminary allocation reflected herein is not expected to be materially different from the final allocation.

   The Unaudited Pro Forma Consolidated Statements of Operations do not assume any additional profitability resulting from the application of the Company's revenue enhancement measures or cost reduction programs to the historical results of the Acquired Business, nor do they assume increases in corporate general and administrative expenses which may have resulted from the Company managing the Acquired Business for the periods presented.

   The following Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the Consolidated Financial Statements of the Company and the related notes thereto as included in the Company's Form 10-Q as of March 31, 1997 and the Company's Form 10-K as of December 31, 1996. Such pro forma information is based on historical data with respect to the Company and the Acquired Business. The pro forma information is not necessarily indicative of the results that might have occurred had such transactions actually taken place at the beginning of the period specified and is not intended to be a projection of future results. The pro forma information presented herein is provided to comply with the requirements of the Securities and Exchange Commission. The pro forma information does not reflect any adjustments to reflect the manner in which the acquired entity is being or will be operated under the control of the Company.

                             CARRIAGE SERVICES, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1997
                                 (IN THOUSANDS)

                                                                   CARRIAGE          ACQUIRED         PRO FORMA             TOTAL
                                                                 SERVICES, INC.      BUSINESS        ADJUSTMENTS(1)       PRO FORMA
                                                                --------------     -------------     -------------        ----------
                         ASSETS
 CURRENT ASSETS:
    Cash and cash equivalents ..........................          $   2,727           $  13           $  (2,316)          $     424
    Accounts receivable --
     Trade, net of allowance ...........................              7,334              98                  (6)              7,426
     Other .............................................              1,651            --                  --                 1,651
                                                                  ---------           -----           ---------           ---------

                                                                      8,985              98                  (6)              9,077
    Inventories and other current assets ...............              4,409              15                  (1)              4,423
                                                                  ---------           -----           ---------           ---------

     Total current assets ..............................             16,121             126              (2,323)             13,924
                                                                  ---------           -----           ---------           ---------

PROPERTY, PLANT AND EQUIPMENT,
   at cost, net ........................................             63,555             369                 690              64,614
CEMETERY PROPERTY, at cost .............................             22,748            --                  --                22,748
NAMES AND REPUTATIONS, net .............................             87,740              45               1,459              89,244
DEFERRED CHARGES AND OTHER
     NONCURRENT ASSETS .................................             12,570               7                  43              12,620
                                                                  ---------           -----           ---------           ---------
                                                                  $ 202,734           $ 547           $    (131)          $ 203,150
                                                                  =========           =====           =========           =========

LIABILITIES AND
 STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES:
   Accounts payable and other
    current liabilities ................................          $   7,432           $  47           $     (35)          $   7,444
   Current portion of long-term
     debt and capital leases ...........................              1,564              31                 (28)              1,567
                                                                  ---------           -----           ---------           ---------
     Total current liabilities .........................              8,996              78                 (63)              9,011
PRENEED LIABILITIES, net ...............................              7,045            --                  --                 7,045
LONG-TERM DEBT AND OBLIGATIONS
     UNDER CAPITAL LEASES, net of
     current portion ...................................             74,655             516                (295)             74,876

DEFERRED INCOME TAXES ..................................             10,522            --                   180              10,702
                                                                  ---------           -----           ---------           ---------
     Total liabilities .................................            101,218             594                (178)            101,634
                                                                  ---------           -----           ---------           ---------
COMMITMENTS AND CONTINGENCIES

REDEEMABLE PREFERRED STOCK .............................             16,287            --                  --                16,287
STOCKHOLDERS' EQUITY:
    Class A Common Stock ...............................                 50              17                 (17)                 50

    Class B Common Stock ...............................                 54            --                  --                    54

    Contributed capital ................................             90,670            --                  --                90,670

    Retained deficit ...................................             (5,545)           --                  --                (5,545)
    Acquired Business equity (deficit) .................               --               (64)                 64                --
                                                                  ---------           -----           ---------           ---------

Total stockholders' equity .............................             85,229             (47)                 47              85,229
                                                                  ---------           -----           ---------           ---------
                                                                  $ 202,734           $ 547           $    (131)          $ 203,150
                                                                  =========           =====           =========           =========

                See the accompanying Notes to Unaudited Pro Forma
                       Consolidated Financial Statements

                             CARRIAGE SERVICES, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    CARRIAGE         ACQUIRED        PRO FORMA              TOTAL
                                                                  SERVICES INC.      BUSINESS        ADJUSTMENTS          PRO FORMA
                                                                  -------------    ------------    ---------------       -----------
Revenues, net
     Funeral .............................................          $ 15,288           $318             $--                $ 15,606
     Cemetery ............................................             2,701            --               --                   2,701
                                                                    --------           ----          --------              --------
                                                                      17,989            318              --                  18,307
Costs and expenses
     Funeral .............................................            10,620             58                 9(2)             10,686
                                                                                                           (3)(3)
                                                                                                            2 (4)
     Cemetery ............................................             2,226            --               --                   2,226
                                                                    --------           ----          --------              --------
                                                                      12,846             58                 8                12,912
                                                                    --------           ----          --------              --------

    Gross profit .........................................             5,143            260                (8)                5,395
General and administrative expenses ......................             1,021            232              --                   1,253
                                                                    --------           ----          --------              --------
    Operating income .....................................             4,122             28                (8)                4,142
Interest expense, net ....................................             1,154             17                 5(5)              1,176
                                                                    --------           ----          --------              --------
   Income before income taxes ............................             2,968             11               (13)                2,966
Provision for income taxes ...............................             1,143            --                 (2)(6)             1,141
                                                                    --------           ----          --------              --------
   Net income ............................................             1,825             11               (11)                1,825
Preferred stock dividend
   requirements ..........................................               181            --               --                     181
                                                                    --------           ----          --------              --------
    Net income available to common
     stockholders ........................................          $  1,644           $ 11          $    (11)             $  1,644
                                                                    ========           ====          ========              ========
Earnings per share:
   Net income per common and common
    equivalent share attributable
    to common stockholders ...............................          $    .16                                                $   .16
                                                                    ========                                               ========
Weighted average number of common
    and common equivalent shares
    outstanding ...................                                   10,586                                                 10,586
                                                                    ========                                               ========

                See the accompanying Notes to Unaudited Pro Forma
                       Consolidated Financial Statements.

                             CARRIAGE SERVICES, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           CARRIAGE
                                                           SERVICES,  ACQUIRED   PRO FORMA      TOTAL
                                                             INC.     BUSINESS  ADJUSTMENTS   PRO FORMA
                                                           --------  ---------- -----------  -----------
Revenues, net
     Funeral ............................................  $ 37,445   $ 1,132      $--        $ 38,575
     Cemetery ...........................................     2,903      --         --           2,903
                                                           --------   -------   --------      --------
                                                             40,348     1,132       --          41,480
Costs and expenses
     Funeral ............................................    30,641       201         37(2)     30,884
                                                                                       5(4)
     Cemetery ...........................................     2,541      --         --           2,541
                                                           --------   -------   --------      --------
                                                             33,182       201         42        33,425
                                                           --------   -------   --------      --------
    Gross profit ........................................     7,166       931        (42)        8,055
General and administrative expenses .....................     2,474       789       --           3,263
                                                           --------   -------   --------      --------

    Operating income ....................................     4,692       142        (42)        4,792
Interest expense, net ...................................     4,347        58         21(5)      4,426
                                                           --------   -------   --------      --------
   Income from continuing operations before
     income taxes and extraordinary item ................       345        84        (63)          366

Provision for income taxes ..............................       138      --            8(6)        146
                                                           --------   -------   --------      --------
   Net income from continuing operations before
    extraordinary item ..................................       207        84        (71)          220
Loss from discontinued operations, net of tax
   benefit ..............................................      --        (270)       108(6)       (162)
                                                           --------   -------   --------      --------
   Net income (loss) before extraordinary item ..........       207      (186)        37            58
                                                           --------   -------   --------      --------
Extraordinary item - loss on early
    extinguishment of debt, net of income tax
     benefit of $332 ....................................      (498)     --         --            (498)
                                                           --------   -------   --------      --------

   Net income (loss) ....................................      (291)     (186)        37          (440)

Preferred stock dividend requirements ...................       622      --         --             622
                                                           --------   -------   --------      --------
    Net income (loss) attributable to common
     stockholders .......................................  $   (913)  $  (186)  $     37      $ (1,062)
                                                           ========   =======   ========      ========
(Loss) per share:
   (Loss) per common and common equivalent
     share before extraordinary item
     attributable to common stockholders ................      (.09)                              (.12)

  Extraordinary item ....................................      (.10)                              (.10)
                                                           --------                           --------

   Net (loss) per common and common equivalent
     share attributable to common stockholders ..........  $   (.19)                          $   (.22)
                                                           ========                           ========
Weighted average number of common and common
     equivalent shares outstanding ......................     4,869                              4,869
                                                           ========                           ========

               See the accompanying Unaudited Notes to Pro Forma
                       Consolidated Financial Statements

                             CARRIAGE SERVICES, INC.
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS

     The accompanying Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1997 gives effect to the acquisition of the Acquired Business. The estimated fair market values reflected herein are based on preliminary estimates and assumptions and are subject to revision as more information becomes available. In management's opinion, the preliminary allocation is not expected to be materially different from the final allocation.

(1) To record the elimination of assets and liabilities not acquired or assumed by the Company and record the total consideration (including estimated transaction costs) and the preliminary allocation of total consideration to the identifiable net assets of the acquired business.

The effect of the Acquired Business on the Consolidated Balance Sheet at March 31, 1997 was as follows:

                                                      1997
                                                  --------------
                                                 (in thousands)

Current assets ..................................   $   106
Property, plant and equipment ...................     1,059
Deferred charges and other non-current assets ...        50
Names and reputations ...........................     1,504
Current liabilities .............................       (15)
Other liabilities ...............................      (180)
                                                    -------
                                                      2,524
Consideration:
Debt ............................................      (221)
                                                    -------
     Cash used for acquisition ..................   $ 2,303
                                                    =======


UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS ADJUSTMENTS

  The accompanying Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1996 and three months ended March 31, 1997 give effect to the acquisition of the Acquired Business.

(2) To record adjustment to amortization expense relative to the Company's new basis in net assets acquired in conjunction with the acquisition of the Acquired Business as if it had occurred as of the beginning of each of the respective periods presented. The amortization expense of $ 9,000 and $37,000 for the three months ended March 31, 1997 and the year ended December 31, 1996, respectively, is resultant from the amortization, over a 40 year life, of the $1,504,000 in names and reputations recorded in conjunction with the acquisition of the Acquired Business.

(3) To record adjustment to depreciation expense of $3,000 for the three months ended March 31, 1997. Pro forma depreciation expense has been recorded based on the Company's estimate of the useful lives of the acquired assets using the Company's depreciation methods.

(4) To record amortization expense relative to non-compete agreements of $2,000 and $5,000 for the three months ended March 31, 1997 and the year ended December 31, 1996, respectively. These agreements are amortized over the term of the agreements.

(5) To record additional interest expense of $5,000 and $21,000 for the three months ended March 31, 1997 and the year ended December 31, 1996, respectively, which would have been incurred by the Company assuming the acquisition of the Acquired Business had occurred as of the beginning of each of the respective periods presented.

(6) To record the income tax expense as if the effective rate is 38.5% for the three months ended June 31, 1997 and 40% for the year ended December 31, 1996. This adjustment reflects income tax expense of $2,000 and $100,000 for the three months ended March 31, 1997 and the year ended December 31, 1996, respectively. Of the net adjustment of $100,000 for the year ended December 31, 1996, a tax benefit of $108,000 is attributable to loss from discontinued operations. The Company's management believes that this is the effective rate that would be indicative of the Company's normal tax position assuming the acquisition was made as of the beginning of the respective periods presented.

                       [LOGAN & SCHMIDT, P.A. LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT

To The Board of Directors
Redgate Funeral Service Corporation

We have audited the accompanying balance sheets of REDGATE FUNERAL SERVICE CORPORATION as of December 31, 1996 and the related statement of income and statement of cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of REDGATE FUNERAL SERVICE CORPORATION as of December 31, 1996 and the results of its operations for the year then ended in conformity with generally accepted accounting principles.


                                        LOGAN & SCHMIDT, P.A

November 2O, 1997

                       REDGATE FUNERAL SERVICE CORPORATION
                                  BALANCE SHEET
                                DECEMBER 31, 1996

                                     ASSETS

CURRENT ASSETS:
   Cash in Bank .................................................     $  22,018
   Inventory ....................................................        15,424
   Accounts Receivable ..........................................       120,020
   Prepaid Expenses .............................................         5,322
                                                                      ---------
     Total Current Assets .......................................       162,784
                                                                      ---------
FIXED ASSETS:
   Land .........................................................       136,277
   Buildings ....................................................       333,245
   Leasehold Improvements .......................................        22,116
   Furniture and Equipment ......................................        84,754
   Automotive Equipment .........................................       148,183
   Less:  Accumulated Depreciation ..............................      (336,720)
                                                                      ---------
     Total Fixed Assets .........................................       387,855
                                                                      ---------

OTHER ASSETS:
   Loan Fees, Net of $1,374
    Accumulated Amortization ....................................         6,420
   Lease Deposit ................................................         1,000
   Goodwill .....................................................        45,000
                                                                      ---------
     Total Other Assets .........................................        52,420
                                                                      ---------
     Total Assets ...............................................     $ 603,059
                                                                      ---------


                    LIABILITIES AND STOCKHOLDERS' EOUITY

CNNNENT LIABILITIES:
   Accounts Payable .............................................     $  57,045
   Payroll, Sales, and Other Accrued Taxes ......................         1,573
   Current Maturities - Long-Term Debt ..........................        41,579
                                                                      ---------
     Total Current Liabilities ..................................       100,197
                                                                      ---------
LONG-TERM DEBT:
   Notes Payable - Vehicles .....................................        33,464
   Note Payable - Bank ..........................................        11,667
   Sewer Assessment - Payable ...................................         8,373
   Note Payable - Stockholder ...................................        47,874
   Mortgage Payable .............................................       468,483
                                                                      ---------
     Total Long-Term Debt .......................................       569,861
                                                                      ---------
STOCKHOLDERS' EQUITY:
   Common Stock .................................................        17,033

   Retained Earnings
     Beginning of Year ..........................................     $ 102,004
     Net Loss ...................................................      (186,036)
                                                                      ---------
     End of Year (Deficit) ......................................       (84,032)
                                                                      ---------
     Total Stockholders' Equity .................................       (66,999)
                                                                      ---------

     Total Liabilities and Stockholders' Equity .................     $ 603,059
                                                                      =========

                       See notes to financial statements.

                     REDGATE FUNERAL SERVICE CORPORATION
                               STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996

SALES .........................................................     $ 1,008,680
COST OF SALES:
   Caskets and Vaults .........................................         154,518
   Other Funeral Costs ........................................          46,130
                                                                      ---------
    Total Cost of Sales .......................................         200,648
                                                                      ---------
GROSS PROFIT ..................................................        808, 032
OPERATING EXPENSES:
   Personnel Expense ..........................................         476,101
   Vehicle Expense ............................................          68,117
   Facility Expense ...........................................         103,109
   Advertising and Promotion ..................................          24,159
   Business Services ..........................................         104,492
                                                                    -----------
     Total Operating Expense ..................................         775,978
                                                                    -----------
INCOME FROM OPERATIONS ........................................          32,054


OTHER INCOME (EXPENSES):
   Trade Embalming ............................................         121,860
   Service Charge Income ......................................           1,751
   Other Income ...............................................             914
   Bad Debt Expense ...........................................          (3,464)
   Interest Expense ...........................................         (57,774)
   Covenant Not to Compete Payments ...........................         (11,000)
                                                                    -----------
     Total Other Income (Expenses) ............................          52,287
                                                                      ---------
Income from Continuing Operations
   before Income Taxes ........................................          84,341
Federal and State Taxes on Earnings ...........................            --
                                                                      ---------
Income from Continuing Operations .............................          84,341

DISCONTINUED OPERATIONS:
   Loss on Disposition of Leasehold Improvements ..............        (270,377)
                                                                      ---------
NET LOSS ......................................................     $  (186,036)
                                                                    ===========
                    See notes to financial statements

                       REDGATE FUNERAL SERVICE CORPORATION
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Loss .....................................................     $(186,036)
   Adjustments To Reconcile Change in Net Loss
     to Net Cash Provided by Operating Activities
        Depreciation and Amortization ...........................        33,558
        Increase in Receivables .................................       (27,680)
        Increase in Inventory ...................................          (216)
        Increase in Prepaid Expenses ............................        (1,533)
        Decrease in Accounts Payable ............................        (2,394)
        Decrease in Accrued Taxes ...............................          (209)
        Loss on Disposition .....................................       270,377
        Decrease in Deposits ....................................        (6,251)
                                                                      ---------
          Total Adjustment ......................................       265,652
                                                                      ---------
          Cash Flows Provided by Operating Activities ...........        79,616
                                                                      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from Disposition of Automobile ......................        19,750
   Principal Payments - Notes Payable ...........................       (99,717)
   New Borrowing ................................................        72,987
   Sewer Assessment .............................................         8,890
                                                                      ---------
     Cash Flows Required by Financing Activities ................         1,910
                                                                      ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisitions of Property and Equipment .........................       (70,925)
                                                                      ---------
NET INCREASE IN CASH ............................................        10,601

CASH, Beginning of Year .........................................        11,417
                                                                      ---------
CASH, End of Year ...............................................     $  22,018
                                                                      =========

                    See notes to financial statements.

                       REDGATE FUNERAL SERVICE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

ORGANIZATION/NATURE OF OPERATIONS:

Redgate  Funeral Service Corporation operates two funeral  homes:
one in Trumbull, CT and one in Monroe, CT.   It performs personal and
professional services related to funerals at its funeral homes.

Effective June 17, 1997, the stock of Redgate Funeral Service Corporation was sold to Carriage Funeral Holdings, Inc.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

REVENUES - Revenue is recognized upon performance of funeral services and sale of related funeral merchandise.

INVENTORIES - Inventories are stated at cost determined by using the first-in, first-out (FIFO) method.

FIXED ASSETS - Fixed assets are recorded at cost at the date of acquisition. Major additions and improvements are capitalized while minor replacements, maintenance and repairs which do not improve or extend the life of the related assets are charged to operations as incurred. Depreciation of fixed assets is calculated on the straight-line basis over the estimated useful lives of the assets as follow:
                            Buildings                    40 years
                            Improvements               5-31 years
                            Furniture/Equipment        5-10 years
                            Automotive Equipment          5 years

Depreciation expense included in operating expenses for the year was $33,247.

INCOME TAXES - The Company has incurred operating losses in prior years as well as the year ended December 31, 1996, therefore there is no Federal or State income taxes due. The Corporation's 1996 income tax return shows a net operating loss carryover to future years of $379,728.

USE OF ESTIMATES - The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts and disclosures in the financial statements. Although actual results could differ from those estimates, no significant estimates have been made in the preparation of the Company's financial statements.

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COMPENSATED ABSENCES - Vacation time is paid to all
full-time employees when taken. Unused vacation time is not paid when an employee terminates, therefore, no accruals are made in the financial statements.

NOTES PAYABLE:

Notes payable to finance companies secured by
automotive equipment with net book values of $81,417.
Monthly payments of $2,561 (principal and interest)
through 2000 are required. Interest rates on loans
are 7.17% to 9.99%  ..............................................      $ 56,911

Note payable to bank, secured by personal guarantee
of officer. Monthly payments of $833 plus interest
at 9% through 1999  ..............................................        21,667

Note payable to officer, unsecured. The loan contains
no payment provisions. Payments to the officer have
been made based on available cash flow. During 1996
the principal reduction of the loan was $46,878  ................        47,874

Mortgage note payable to bank, secured by 1st
mortgage on 4 Gorham P1.,Trumbull, CT and personal
guarantee of officer. Monthly payments of $4,518
(principal and interest) are required through
July 1998 when the loan matures. Interest adjusts
annually based on U.S. Treasury securities .......................       476,615


Principal payments are required in future years as follows:

                      December 31, 1997                       $ 41,579
                      December 31, 1998                         37,835
                      December 31, 1999                         21,826
                      December 31, 2000                         15,187
                      December 31, 2001                         11,992
                      After 2001                               426,772

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OPERATING LEASES:

The Company has three operating lease obligations.

        - Lease of 1996 Cadillac Hearse requiring monthly payments of $943 through June 1999.

        - Lease of telephone equipment requiring monthly payments of $129 through February 1998.

        - Lease of land and building for Monroe, CT funeral home from officer. A formal lease does not exist, the Corporation pays monthly rent to the officer in the amount of approximately $2,400 per month. The monthly lease payments equal the officer's monthly loan payment on the real estate mortgage on the property.

Future years lease obligations are as follows:

                      December 31, 1997                 $41,664
                      December 31, 1998                  40,374
                      December 31, 1999                  34,458


DISCONTINUED OPERATIONS:

In late 1995, the Company closed the funeral home it operated in Fairfield, Ct. The Company had made improvements to the facility, which was owned by the principal stockholders of the Company. The remaining unamortized leasehold improvements in the amount of $270,377 were written off in 1996. There was no other income or expense associated with the discontinuation of operations.

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